
PEDIATRIC CENTER

1Q15 | Supplemental Information

HEALTHCARE REIT

Table of Contents

(dollars in thousands, at HCN pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	IL	AL	MC	LTPAC	HOS
			Beds/Unit Mix					
Seniors housing triple-net	12	439	41,017	11,104	22,004	6,923	986	-
Long-term/post-acute care	21	283	34,128	-	1,035	170	32,923	-
Hospital	3	5	288	-	-	-	-	288
Seniors housing operating	12	396	44,221	19,519	16,487	7,950	265	-
			Square Feet					
Outpatient medical	10	243	16,060,328					
Life science	16	7	1,188,346					
Land parcels		11						
Total	**14**	**1,384**						

NOI Performance

	Same Store[1]					Core Portfolio[2]			
	Properties		1Q14 Cash NOI		1Q15 Cash NOI	% Change	Properties		Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	344	$	112,348		116,153	3.4%	415	$	532,088	27.8%
Long-term/post-acute care[3]	235		85,613		88,259	3.1%	281		399,848	20.8%
Hospital	-		-		-	-	4		21,776	1.1%
Seniors housing operating	322		141,932		146,202	3.0%	397		671,136	34.9%
Outpatient medical	197		62,825		64,593	2.8%	240		295,788	15.4%
Total	**1,098**	**$**	**402,718**	**$**	**415,207**	**3.1%**	**1,337**	**$**	**1,920,636**	**100.0%**

Portfolio Performance

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Private Pay	Medicaid	Medicare	Other Government[6]
				Facility Revenue Mix			
Seniors housing triple-net	89.6%	1.11x	1.29x	92.2%	3.0%	3.7%	1.1%
Long-term/post-acute care	86.7%	1.40x	1.76x	24.7%	42.6%	32.6%	0.1%
Seniors housing operating	90.4%	n/a	n/a	98.2%	0.2%	0.3%	1.3%
Outpatient medical	94.6%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.25x**	**1.51x**	**86.9%**	**6.7%**	**5.5%**	**0.9%**

Notes:
(1) See page 24 for reconciliation.
(2) Excludes land parcels, loans and investments held for sale. See page 23 for reconciliation.
(3) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
(4) Data as of March 31, 2015 for seniors housing operating and outpatient medical and December 31, 2014 for remaining asset types.
(5) Represents trailing twelve month coverage metrics.
(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars at HCN pro rata ownership)

Relationship Investment History (millions)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
2013
2014
1Q15
Existing relationships
New relationships

Gross Investments (millions)

		2010		2011		2012		2013		2014		1Q15		Quarterly Average
Existing	$	1,414	$	1,775	$	3,580	$	4,128	$	2,018	$	1,797	$	701
New		1,595		4,038		1,184		1,226		1,561		433		478
Total	$	3,009	$	5,813	$	4,764	$	5,354	$	3,579	$	2,230	$	1,179
% Existing		47%		31%		75%		77%		56%		81%		59%

Investment Timing (thousands)

		Acquisitions/ Joint Ventures	Yield		Loan Advances[1]	Yield		Construction Conversions	Yield		Dispositions	Yield
Jan	$	386,355	5.9%	$	7,069	8.8%	$	7,702	8.0%	$	164,640	8.5%
Feb		115,600	5.8%		466,163	8.4%		11,761	8.6%		20,740	7.4%
Mar		1,142,853	6.6%		10,716	11.4%		16,592	7.5%		2,244	0.3%
Total	**$**	**1,644,808**	**6.4%**	**$**	**483,948**	**8.4%**	**$**	**36,055**	**8.0%**	**$**	**187,624**	**8.3%**

Notes:

(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	First Quarter 2015					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint Ventures[1]						
Seniors housing triple-net	12	1,258	units	$ 248,397	$ 197,454	7.4%
Long-term/post-acute care	1	100	beds	17,503	175,030	7.5%
Hospital	4	197	beds	346,604	1,759,411	6.3%
Seniors housing operating	38	4,155	units	1,022,004	283,521	6.2%
Outpatient medical	1	24,903	sf	10,300	414	6.5%
Total acquisitions	**56**			**$ 1,644,808**		**6.4%**
Development[2]						
Development projects:						
Seniors housing triple-net	14	1,426	units	39,106		
Long-term/post-acute care	2	254	beds	3,315		
Seniors housing operating	9	637	units	31,300		
Outpatient medical	3	327,671	sf	16,421		
Total development projects	**28**			**$ 90,142**		
Expansion projects:						
Seniors housing triple-net	5	164	units	10,137		
Seniors housing operating	1	34	units	540		
Total expansion projects	**6**			**$ 10,677**		
Total development	**34**			**$ 100,819**		**7.8%**
Loan advances[3]				**483,948**		**8.4%**
Gross investments				**$ 2,229,575**		**6.9%**
Dispositions[4]						
Long-term/post-acute care	11	1,326	beds	165,095	124,507	8.4%
Outpatient medical	1	56,742	sf	10,549	186	7.3%
Real property dispositions	12			**$ 175,644**		**8.3%**
Loans receivable				11,980		8.8%
Total dispositions				**$ 187,624**		**8.3%**
Net Investments				**$ 2,041,951**		

Notes:

(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.

(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.

(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.

(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Property Acquisitions/Joint Ventures Detail

Seniors Housing Operating

Operator	Units	Location				MSA
Belmont Village	140	4310 Bee Caves Road	Austin	Texas	US	Austin
Belmont Village	211	3535 N Hall Street	Dallas	Texas	US	Dallas
Benchmark Senior Living	80	9 Summer Street	Danvers	Massachusetts	US	Boston
Benchmark Senior Living	64	20 Charnstaffe Lane	Billerica	Massachusetts	US	Boston
Benchmark Senior Living	63	199 Chelmsford Street	Chelmsford	Massachusetts	US	Boston
Benchmark Senior Living	85	254 Amesbury Road	Haverhill	Massachusetts	US	Boston
Benchmark Senior Living	62	1160 Main Street	Leominster	Massachusetts	US	Worcester
Benchmark Senior Living	84	674 West Hollis Street	Nashua	New Hampshire	US	
Benchmark Senior Living	57	157 South Street	Plymouth	Massachusetts	US	Boston
Benchmark Senior Living	89	126 Smith Street	Waltham	Massachusetts	US	Boston
Benchmark Senior Living	63	3111 Main Street	Shrewsbury	Massachusetts	US	Worcester
Benchmark Senior Living	124	640 Danbury Road	Ridgefield	Connecticut	US	Norwalk
Merrill Gardens	26	7290 Rosemount Circle	Tacoma	Washington	US	Seattle
Oakmont Senior Living	66	1574 Creekside Drive	Folsom	California	US	Sacramento
Oakmont Senior Living	79	2419 North Euclid Avenue	Upland	California	US	Riverside
Revera	284	10 William Morgan Drive	Toronto	Ontario	CA	Toronto
Revera	187	2803 West 41st Avenue	Vancouver	British Columbia	CA	Vancouver
Revera	202	1490 Rathburn Road East	Mississauga	Ontario	CA	Toronto
Revera	230	2370 Carling Avenue	Ottawa	Ontario	CA	Ottawa
Revera	156	645 Castlefield Avenue	Toronto	Ontario	CA	Toronto
Revera	107	4251 Dundas Street West	Toronto	Ontario	CA	Toronto
Revera	81	54 Foxbar Road	Toronto	Ontario	CA	Toronto
Revera	140	223 Park Meadows Drive SE	Medicine Hat	Alberta	CA	
Revera	130	51 Riverside Gate	Okotoks	Alberta	CA	
Revera	149	85 King Street East	Mississauga	Ontario	CA	Toronto
Revera	120	125 Portsmouth Boulevard	Winnipeg	Manitoba	CA	Winnipeg
Revera	136	1486 Richmond Street North	London	Ontario	CA	
Revera	65	10 Vaughan Street	Ottawa	Ontario	CA	Ottawa
Revera	114	3965 Shelbourne Street	Victoria	British Columbia	CA	
Revera	98	123 Spadina Road	Toronto	Ontario	CA	Toronto
Revera	109	1 Mill Hill Road	Nepean	Ontario	CA	Ottawa
Revera	71	181 Ontario Street	Kingston	Ontario	CA	
Revera	78	760 Horizon Drive	London	Ontario	CA	
Revera	104	165 Cole Road	Guelph	Ontario	CA	
Revera	95	7860 Lundy's Lane	Niagara Falls	Ontario	CA	
Revera	69	1026 Bridlewood Drive	Brockville	Ontario	CA	
Revera	70	84 Main Street East	Grimsby	Ontario	CA	Hamilton
Revera	67	4567 Bath Road	Amherstview	Ontario	CA	
Subtotal	**4,155**					

Property Acquisitions/Joint Ventures Detail (continued)

Seniors Housing Triple-Net

Operator	Units	Location				MSA
Avery Healthcare	60	159 Northampton	Wellingborough	East Midlands	UK	
Avery Healthcare	89	Clinton Street, Winson Green	Birmingham	West Midlands	UK	Birmingham
Avery Healthcare	89	Braymoor Road, Tile Cross	Birmingham	West Midlands	UK	Birmingham
Avery Healthcare	79	Clinton Street, Winson Green	Birmingham	West Midlands	UK	Birmingham
Avery Healthcare	58	122 Tile Cross Road, Garretts Green	Birmingham	West Midlands	UK	Birmingham
Avery Healthcare	106	Banner Lane, Tile Hill	Coventry	West Midlands	UK	Coventry
Avery Healthcare	112	Wissage Road	Lichfield	West Midlands	UK	Birmingham
Avery Healthcare	135	Tunbridge Grove, Kents Hill	Milton Keynes	South East	UK	Greater London
Avery Healthcare	64	Scholars Lane	Stratford-upon-Avon	West Midlands	UK	Coventry
Avery Healthcare	71	Little Aston Road	Walsall	West Midlands	UK	Birmingham
Cascade Living Group	192	400 Gilkey Road	Burlington	Washington	US	
Continuum Health Care	107	3300 57th Avenue	Olds	Alberta	CA	
Subtotal	**1,162**					

Long-Term/Post-Acute Care

Trilogy Health Services	100	2402 South Street	Lafayette	Indiana	US	

Hospitals

Health System	Beds	Location				MSA
Aspen Healthcare	68	High Road	Buckhurst Hill	East of England	UK	Greater London
Aspen Healthcare	85	53 Parkside	London	London	UK	Greater London
Aspen Healthcare	1	49 Parkside	London	London	UK	Greater London
Aspen Healthcare	43	17-19 View Road	London	London	UK	Greater London
Subtotal	**197**					

Outpatient Medical

Health System	Square Feet	Location				MSA
Texas Health Resources	24,903	2560 Central Park Avenue	Flower Mound	Texas	US	Dallas

(dollars in thousands at HCN pro rata ownership)

NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical & Life Science	Total	% of Total
Genesis Healthcare	180	$ 1,830	$ 85,447	$ -	$ -	$ -	$ 87,277	16.6%
Sunrise Senior Living	147	-	-	-	71,895	-	71,895	13.7%
Brookdale Senior Living	146	35,327	-	-	5,412	-	40,739	7.7%
Benchmark Senior Living	49	-	-	-	20,139	-	20,139	3.8%
Brandywine Senior Living	28	15,178	-	-	-	-	15,178	2.9%
Belmont Village	21	-	-	-	14,499	-	14,499	2.8%
Revera	71	-	-	-	14,341	-	14,341	2.7%
Senior Lifestyle	40	13,231	-	-	-	-	13,231	2.5%
Vibra	18	-	10,557	-	-	-	10,557	2.0%
Avery Healthcare	47	9,659	-	-	-	-	9,659	1.8%
Remaining	637	71,335	33,754	5,274	34,967	83,035	228,365	43.5%
Total	**1,384**	**$ 146,560**	**$ 129,758**	**$ 5,274**	**$ 161,253**	**$ 83,035**	**$ 525,880**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical & Life Science	Total	% of Total
United States	1,150	$ 126,352	$ 128,133	$ 2,861	$ 114,683	$ 83,035	$ 455,064	86.5%
United Kingdom	105	17,816	-	2,413	23,423	-	43,652	8.3%
Canada	129	2,392	1,625	-	23,147	-	27,164	5.2%
Total	**1,384**	**$ 146,560**	**$ 129,758**	**$ 5,274**	**$ 161,253**	**$ 83,035**	**$ 525,880**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical & Life Science	Total	% of Total
New York	61	$ 15,793	$ 6,872	$ -	10,846	$ 1,139	$ 34,650	6.6%
Philadelphia	53	6,657	17,121	-	1,664	5,164	30,606	5.8%
Greater London	42	5,099	-	2,413	15,572	-	23,084	4.4%
Boston	48	696	5,351	-	9,029	6,153	21,229	4.0%
Los Angeles	49	966	-	-	15,695	4,541	21,202	4.0%
Dallas	51	5,547	491	-	2,801	7,344	16,183	3.1%
Seattle	25	6,801	-	-	3,421	3,148	13,370	2.5%
Chicago	30	5,627	369	-	6,047	867	12,910	2.5%
Washington DC	24	1,350	5,751	-	4,328	20	11,449	2.2%
Houston	25	601	1,019	-	1,448	5,894	8,962	1.7%
Atlanta	25	2,211	-	-	2,535	2,925	7,671	1.5%
Miami	31	2,573	445	-	-	4,179	7,197	1.4%
Milwaukee	17	1,750	1,075	-	-	4,229	7,054	1.3%
San Diego	10	-	717	-	6,289	-	7,006	1.3%
Indianapolis	15	3,152	1,723	-	-	2,039	6,914	1.3%
Baltimore	17	-	5,445	-	-	291	5,736	1.1%
San Francisco	9	3,164	-	-	2,550	-	5,714	1.1%
Minneapolis	14	752	-	-	1,766	3,159	5,677	1.1%
Kansas City	13	1,486	-	-	2,176	1,650	5,312	1.0%
San Antonio	8	1,287	2,790	-	-	1,022	5,099	1.0%
Remaining	817	81,048	80,589	2,861	75,086	29,271	268,855	51.1%
Total	**1,384**	**$ 146,560**	**$ 129,758**	**$ 5,274**	**$ 161,253**	**$ 83,035**	**$ 525,880**	**100.0%**

Notes:

(1) Represents NOI including investments sold or classified as held for sale for the three months ended March 31, 2015. Excludes $22,000 of other corporate income.

Top Ten Operating Partner Descriptions

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,800 healthcare providers in 47 states and the District of Columbia. As of 3/31/2015, the HCN portfolio consisted of 12 seniors housing properties and 168 long-term/post-acute care properties in 16 states.

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates over 300 premium private pay seniors housing communities with over 27,000 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2015, the HCN portfolio consisted of 147 private pay seniors housing facilities.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 1,143 seniors housing facilities located in 47 states with 110,859 units. As of 3/31/2015, the HCN portfolio consisted of 146 seniors housing facilities in 29 states.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 3/31/2015, the HCN portfolio consisted of 49 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 3/31/2015, the HCN portfolio consisted of 28 private pay seniors housing facilities in five states.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2015, the HCN portfolio consisted of 21 private pay seniors housing facilities in six states.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 3/31/2015, the HCN portfolio consisted of 71 private pay seniors housing facilities located across five Canadian Provinces.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 167 facilities in 27 states. As of 3/31/2015, the HCN portfolio consisted of 40 private pay seniors housing facilities in ten states.

Vibra, headquartered in Mechanicsburg, PA, is a privately held company that operates 36 long-term acute care hospitals and inpatient rehab facilities located in 18 states with over 1,600 beds. As of 3/31/2015, the HCN portfolio consisted of 18 post-acute care facilities in 14 states.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 3/31/2015, the HCN portfolio consisted of 47 private pay seniors housing facilities in nine counties in England.

Portfolio Performance - Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of total HCN NOI[2]	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.6%		0.6%	6	1	1.1%	0.1%	1.2%	9	3
0.85x-0.95x	0.5%		0.5%	11	1	0.3%		0.3%	12	1
0.95x-1.05x					-	6.8%	0.6%	7.4%	12	7
1.05x-1.15x	4.2%		4.2%	12	4	6.0%	0.5%	6.4%	10	7
1.15x-1.25x	3.2%	0.1%	3.2%	13	4	2.6%		2.6%	14	3
1.25x-1.35x	6.5%		6.5%	11	7	0.8%	15.0%	15.8%	15	4
>1.35x	6.6%	19.8%	26.4%	13	22	3.9%	3.7%	7.6%	9	14
Total	21.5%	19.9%	41.4%	13	39	21.5%	19.9%	41.4%	13	39

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI[2]	Current on Rent[3]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Seniors housing triple-net	0.75x	0.53x	0.6%	X	X	X		
Seniors housing triple-net	0.93x	0.79x	0.5%	X	X	X	X	
Long-term/post-acute care	1.17x	0.84x	0.1%	X	X	X		
Seniors housing triple-net	1.09x	0.89x	0.3%	X	X	X	X	

Long-Term/Post-Acute Care NOI by Quality Mix

Quality Mix[4]	Properties		NOI (thousands)[2]	% of NOI
0-10%	-	$	-	0.0%
10-20%	8		4,149	3.2%
20-30%	23		9,480	7.3%
30-40%	35		14,711	11.3%
40-50%	62		23,324	18.0%
50-60%	43		20,942	16.1%
60-70%	30		11,634	9.0%
70-80%	20		7,963	6.1%
80-90%	10		3,580	2.8%
90-100%	27		15,625	12.0%
Other[5]	25		18,351	14.1%
Total	283	$	129,758	100.0%

Genesis Performance Summary[6]

Occupancy	88.8%
Quality mix[4]	48.9%
Facility-level EBITDARM Coverage	1.58
Facility-level EBITDAR Coverage	1.26
Corporate Fixed Charge Coverage[7]	1.25

Notes:

(1) Represents trailing twelve month coverage metrics as of December 31, 2014 for stable portfolio only. Excludes any properties acquired during the time period. Agreements included represent 77% of total seniors housing triple-net, long-term/post-acute care and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment.

(2) See page 16 for NOI reconciliation.

(3) Rent is current if < 90 days outstanding as of March 31, 2015.

(4) Represents the quality mix for the quarter ending December 31, 2014. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(5) Represents interest income and NOI generated by properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide financial statements for the quarter ending December 31, 2014.

(6) Data as of December 31, 2014. Occupancy, quality mix and facility-level payment coverage exclude six HCN-developed properties that are in lease-up. EBITDAR/EBITDARM and coverage metrics are based on the trailing twelve months. Facility-level payment coverage is based on cash rent in the denominator. Corporate-level fixed charge coverage is based on cash rent and cash interest in the denominator.

(7) All properties are leased under a single master lease that matures in 2032. The master lease is fully guaranteed by the Genesis parent company. Fixed charge coverage is based on the pro forma trailing twelve months combined results of Genesis and Skilled Healthcare Group, before synergies. On a stand-alone basis, Genesis corporate fixed charge coverage was 1.18x for the trailing twelve months.

(dollars and pounds sterling in thousands, except per bed/unit, at HCN pro rata ownership)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1]		Industry Benchmarks[2]
Building age		22		36
Occupancy		86.7%		85.8%
Quality mix		57.4%		39.0%
EBITDARM coverage		1.76		DNA
EBITDARM per bed	$	19,584		DNA
EBITDARM margin		19.6%		12.9%

Seniors Housing Operating		US Portfolio		Industry Benchmarks[6]
Building age[3]		12		20
Housing value[3]	$	461,864	$	191,227
Household income[3]	$	77,539	$	53,706
REVPOR (monthly)[4]	$	6,690	$	4,228
SS REVPOR growth (year-over-year)[3]		3.4%		2.1%
SSCNOI per unit (annual)[5]	$	22,331	$	13,023
SSCNOI growth (year-over-year)[3]		6.0%		-2.5%

		UK Portfolio		Industry Benchmarks[8]
Building age[7]		8		22
Building units[7]		80		38
Housing value[7]	£	375,417	£	228,280
REVPOR (monthly)[4]	£	5,977	£	2,868
SS REVPOR growth (year-over-year)[7]		3.7%		2.1%
SSCNOI per unit (annual)[5]	£	26,947	£	6,387
SSCNOI growth (year-over-year)[7]		8.7%		DNA

Notes:

(1) HCN data as of December 31, 2014 for long-term/post-acute care. All metrics except age are based on HCN's stable portfolio. EBITDARM coverage and EBITDARM per bed figures represent trailing twelve months results.

(2) Average age per 1Q15 NIC MAP for Majority NC Properties in the top 99 MSAs; occupancy per AHCA March 2015 Trends in Nursing Facility Statistics; quality mix per MedPAC March 2015 Report to Congress; EBITDARM margin per NIC Investment Guide/Valuation & Information Group. DNA = data not available.

(3) Building age, housing value and household income are NOI-weighted as of March 31, 2015. Housing value and household income are based on 3-mile radius median data. Growth figures represent average performance of HCN's same store portfolio over the past four quarters. See page 25 for reconciliations.

(4) REVPOR is based on total 1Q15 results. See page 24 for reconciliation.

(5) Represents the annual NOI per unit available based on trailing twelve months for those properties in the portfolio for 15 months preceding the end of the portfolio performance period. NOI per unit for UK portfolio in GBP calculated by taking NOI per unit in USD divided by a standardized GBP/USD rate of 1.5439. See page 23 for a reconciliation.

(6) Average age, REVPOR and REVPOR growth per 1Q15 NIC MAP for Majority AL Properties in the top 99 MSA's; housing value and household income are the US median per Nielsen 2015; NOI per unit and NOI growth per The State of Seniors Housing 2014 and represents 2012-2013 results.

(7) Building age, building units and housing value are as of March 31, 2015. Building age and housing value are NOI-weighted. Housing value is based on 3-mile radius average data. Growth figures represent the average performance of HCN's same store portfolio over the past four quarters. See page 25 for reconciliations.

(8) Building age and building units per LaingBuisson, Care of Older People 26th Edition; housing value represents UK average per CACI 2014; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2014 Care Homes Trading Performance Review and assumes a 5% management fee.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance	1Q14	2Q14	3Q14	4Q14	1Q15
Properties	334	335	345	352	396
Beds/Units	38,064	38,172	38,849	39,605	44,221
Total occupancy	89.1%	89.4%	90.7%	91.0%	90.1%
Total revenues	$ 456,365	$ 477,573	$ 492,285	$ 499,003	$ 505,323
Operating expenses	$ 308,054	$ 315,092	$ 325,093	$ 332,397	$ 344,070
NOI	$ 148,311	$ 162,481	$ 167,192	$ 166,606	$ 161,253
NOI margin	32.5%	34.0%	34.0%	33.4%	31.9%
Total cap-ex/TI/LC	$ 9,243	$ 12,141	$ 12,096	$ 10,626	$ 6,908

Same Store Performance[1]	1Q14	2Q14	3Q14	4Q14	1Q15
Properties	322	322	322	322	322
Occupancy	89.2%	89.6%	90.7%	91.1%	90.2%
Cash revenues	$ 439,888	$ 447,967	$ 457,041	$ 460,140	$ 456,637
Compensation	176,655	177,459	178,985	181,167	182,972
Utilities	18,630	14,981	16,291	16,100	18,705
Food	15,835	16,265	16,916	16,840	16,147
Repairs and maintenance	10,066	10,459	11,387	14,117	11,128
Property taxes	12,439	13,001	12,276	11,084	12,661
All other	64,333	64,976	65,821	68,659	68,670
Cash operating expenses	297,956	297,141	301,676	307,968	310,436
Cash NOI	$ 141,932	$ 150,827	$ 155,365	$ 152,171	$ 146,202
Year over year growth rate					3.0%
TTM capex percentage of NOI					6.6%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance (pro rata)	$ 1,574,636	4.4%	4.7
Unconsolidated principal balance (pro rata)	$ 486,824	3.7%	8.2

Partner Diversification (ranked by NOI)	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	147	11,540	99.6%
Benchmark Senior Living	47	4,047	95.0%
Belmont Village	21	2,963	95.0%
Revera	71	8,022	75.0%
Chartwell Retirement Residences	41	7,948	54.5%
Senior Resource Group	12	2,486	47.5%
Silverado Senior Living	21	1,848	95.2%
Merrill Gardens	11	1,454	80.0%
Brookdale Senior Living	13	1,786	80.0%
Senior Star Living	10	1,982	90.0%
Oakmont Senior Living	2	145	100.0%
Total	396	44,221	

Notes:
(1) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. All dollars are reported at HCN's current ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.2506 and UK properties at a GBP/USD rate of 1.5439.

(dollars in thousands at HCN pro rata ownership)

Outpatient Medical

Total Performance[1]

	1Q14	2Q14	3Q14	4Q14	1Q15
Properties	212	220	235	241	243
Average age (years)[2]	12	12	12	12	12
Square feet	14,418,766	14,827,758	15,439,692	15,914,738	16,060,328
Occupancy[2]	94.3%	94.5%	94.1%	94.3%	94.6%
Total revenues	$ 98,977	$ 100,173	$ 103,453	$ 109,851	$ 114,073
Operating expenses	$ 32,509	$ 32,816	$ 33,768	$ 34,925	$ 36,885
NOI	$ 66,468	$ 67,357	$ 69,685	$ 74,926	$ 77,188
NOI margin	67.2%	67.2%	67.4%	68.2%	67.7%
Total cap-ex/TI/LC[2]	$ 3,247	$ 2,988	$ 5,829	$ 5,127	$ 4,052
Revenues per square foot[2]	$ 29.81	$ 29.05	$ 28.76	$ 29.35	$ 30.24
NOI per square foot[2]	$ 20.00	$ 19.52	$ 19.34	$ 19.96	$ 20.33

Same Store Performance[1, 3]

	1Q14	2Q14	3Q14	4Q14	1Q15
Properties	197	197	197	197	197
Occupancy	94.5%	94.5%	94.4%	94.6%	94.5%
Cash revenues	$ 93,058	$ 93,605	$ 93,588	$ 93,313	$ 94,496
Cash operating expenses	$ 30,233	$ 30,330	$ 30,343	$ 29,471	$ 29,903
Cash NOI	$ 62,825	$ 63,275	$ 63,245	$ 63,842	$ 64,593
Year-over-year growth rate					2.8%
TTM capex percentage of NOI					7.1%

Secured Debt

	Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance	$ 546,487	5.8%	3.1
Unconsolidated principal balance	$ 24,408	5.2%	3.2

Portfolio Diversification by Tenant[2, 4]

	Rental Income	% of Total
Aurora Health Care	$ 25,518	7.6%
Kelsey-Seybold	14,638	4.3%
Virtua	15,984	4.7%
Texas Health Resources	11,024	3.3%
Northside Hospital	8,086	2.4%
Remaining Portfolio	261,464	77.7%
Total	$ **336,714**	**100.0%**

Quality Indicators[2]

Health system affiliated properties as % of NOI	95.7%
Health system affiliated tenants as % of rental income	56.0%
Retention (trailing twelve months)	83.3%
In-house managed properties as % of square feet	99.0%
Average remaining lease term	7.2 yrs
Average building size (square feet)	66,092

Expirations[2]

	2015	2016	2017	2018	2019	Thereafter
Occupied square feet	551,708	939,097	1,212,299	947,840	1,094,263	10,029,491
% of portfolio	3.5%	6.0%	7.8%	6.1%	7.0%	64.2%

Notes:

(1) Includes consolidated rental properties, mortgages, equity investments, properties sold or classified as held for sale and development properties.

(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments. Per square foot amounts are annualized.

(3) Includes 197 same store properties representing 13,310,855 square feet.

(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(dollars in thousands at HCN pro rata ownership)

Life Science Buildings[1]

Total Performance	1Q14	2Q14	3Q14	4Q14	1Q15
Properties	7	7	7	7	7
Average age (years)	15	16	16	16	16
Square feet	1,188,346	1,188,346	1,188,346	1,188,346	1,188,346
Occupancy[2]	95.0%	97.5%	85.3%	85.3%	87.8%
Total revenues	$ 10,977	$ 10,763	$ 9,862	$ 9,615	$ 10,029
Operating expenses	$ 3,842	$ 3,752	$ 3,859	$ 3,748	$ 4,182
NOI[3]	$ 7,135	$ 7,011	$ 6,003	$ 5,867	$ 5,847

Secured Debt[4]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 174,773	4.7%	4.4

By Tenant	Occupied Square Feet	% of Total
Millennium (Takeda)	498,509	47.8%
Novartis	176,301	16.9%
Ariad Pharmaceuticals	126,509	12.1%
Brigham and Women's Hospital	125,096	12.0%
Vericel Corporation	56,853	5.5%
Remaining	59,803	5.7%
Total[5]	**1,043,071**	**100.0%**

Notes:

(1) As of March 31, 2015 the Life Science portfolio is classified as held for sale for non-GAAP purposes. As a result, the portfolio has been removed from Core and Same Store Performance metrics.

(2) Occupancy represents the percentage of total rentable square feet leased and occupied, as of the date reported. As of March 31, 2015, 112,878 rentable square feet of signed leases have not commenced, bringing pro forma "leased" occupancy to 97.3%. These signed leases will commence in the second quarter of 2015.

(3) NOI includes amortization of below market rents and straight-line rent of $132,000 and non-cash expense of $16,000 for the three months ended March 31, 2015.

(4) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(5) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Facility	Total	Unit Mix: IL	AL	MC	LTPAC	Commitment Amount	Balance at 3/31/15	Estimated Conversion
Seniors Housing Triple-Net								
Mahwah, NJ	96	-	69	27	-	$ 29,106	$ 21,141	2Q15
Upper Providence, PA	96	-	74	22	-	29,073	26,061	2Q15
Hertford, UK	85	-	67	18	-	20,644	18,910	2Q15
Haddonfield, NJ	52	-	26	26	-	18,711	13,584	2Q15
Derby, UK	74	-	37	37	-	10,965	8,092	3Q15
Oklahoma City, OK	60	-	-	60	-	11,610	1,439	4Q15
Stafford, UK	70	-	35	35	-	10,107	3,184	4Q15
Tulsa, OK	145	48	74	23	-	25,800	2,457	1Q16
Carrollton , TX	104	20	60	24	-	18,900	3,219	1Q16
Bracknell, UK	64	-	40	24	-	14,941	6,153	2Q16
Edmond, OK	142	45	74	23	-	24,500	3,914	3Q16
Livingston, NJ	120	-	88	32	-	48,868	11,453	3Q16
Raleigh, NC	225	165	27	18	15	79,050	17,514	4Q16
Sunninghill, UK	93	-	69	24	-	27,328	9,263	1Q17
Subtotal	**1,426**	**278**	**740**	**393**	**15**	**$ 369,603**	**$ 146,383**	
Long-Term/Post-Acute Care								
Frederick, MD	130	-	-	-	130	$ 19,000	$ 13,370	3Q15
Piscataway, NJ	124	-	-	-	124	30,600	16,042	3Q16
Subtotal	**254**	**-**	**-**	**-**	**254**	**$ 49,600**	**$ 29,412**	
Seniors Housing Operating								
Edgbaston, UK	70	-	70	-	-	$ 19,849	$ 19,468	2Q15
Camberley, UK	102	12	90	-	-	20,606	11,926	4Q15
Newbury, UK	66	-	66	-	-	13,126	6,670	1Q16
Solihull, UK	60	-	60	-	-	11,563	4,305	1Q16
Birmingham, UK	80	-	80	-	-	12,559	3,208	2Q16
Bath, UK	61	-	61	-	-	11,866	3,860	2Q16
Sutton, UK	74	-	74	-	-	16,314	5,247	3Q16
Adderbury, UK	60	-	60	-	-	11,842	3,611	3Q16
Sutton Coldfield, UK	64	-	64	-	-	11,734	2,035	4Q16
Subtotal	**637**	**12**	**625**	**-**	**-**	**$ 129,460**	**$ 60,330**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/15	Estimated Conversion
Bel Air, MD	99,184	90%	Yes	$ 26,386	$ 6,485	1Q16
Richmond, TX	36,475	100%	Yes	11,670	2,100	1Q16
Brooklyn, NY	140,955	100%	Yes	103,624	6,436	1Q17
Subtotal	**276,614**	**96%**		**$ 141,680**	**$ 15,021**	
Total Development Projects				**$ 690,343**	**$ 251,146**	

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at HCN pro rata ownership)

Development Project Conversion Estimates[1]

Quarterly Conversions

		Amount	Projected Yields[2]
1Q15 actual	$	16,592	7.5%
2Q15 estimate		117,384	7.9%
3Q15 estimate		29,965	9.0%
4Q15 estimate		42,323	8.7%
1Q16 estimate		107,445	7.3%
2Q16 estimate		39,366	7.9%
3Q16 estimate		132,124	7.4%
4Q16 estimate		90,784	8.0%
1Q17 estimate		130,952	7.5%
	$	706,935	7.7%

Annual Conversions

		Amount	Amount[2]
2015 estimate	$	206,264	8.2%
2016 estimate		369,719	7.6%
2017 estimate		130,952	7.5%
2018 + estimate		-	0.0%
	$	706,935	7.7%

Unstabilized Properties[3]

	12/31/14 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	3/31/15 Properties	Beds / Units
Seniors housing triple-net	46	(3)	-	8	51	4,618
Long-term/post-acute care	18	(1)	-	1	18	1,771
Seniors housing operating	9	-	-	2	11	984
Total	73	(4)	-	11	80	7,373

Occupancy

	12/31/14 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions	3/31/15 Properties
0% - 50%	28	-	-	5	(8)	25
50% - 70%	14	(1)	-	2	4	19
70% +	31	(3)	-	4	4	36
Total	73	(4)	-	11	0	80

	3/31/15 Properties	Beds / Units	Months In Operation		Revenues	% of Total Revenues[4]
0% - 50%	25	2,341	2	$	34,451	0.9%
50% - 70%	19	1,769	7		28,928	0.8%
70% +	36	3,263	14		57,087	1.6%
Total	80	7,373	10	$	120,466	3.3%

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may be higher if the USTN rate increases. OMs and SHOs represent stabilized yields.

(3) Includes entrance fee properties.

(4 Includes revenues annualized from amounts presented on page 23.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

		Total
Annualized NOI[1]		
Seniors housing operating[2]	$	671,136
Seniors housing triple-net		532,088
Long-term/post-acute care		399,848
Hospitals		21,776
Outpatient medical		295,788
Total in-place NOI	$	1,920,636
Incremental stabilized NOI[3]		18,272
Total stabilized NOI	$	1,938,908
Obligations		
Lines of credit	$	410,000
Senior unsecured notes[4]		7,567,921
Secured debt[4]		3,373,477
Capital lease obligations		75,622
Total Debt	$	11,427,020
Add (Subtract):		
Other liabilities (assets), net[5]		130,231
Cash and cash equivalents		(202,273)
Preferred stock		1,006,250
Net Obligations	$	12,361,228
Other Assets		
Land parcels	$	50,622
Loans receivable[6]	$	939,325
Other investments[7]	$	151,307
Investments held for sale[8]	$	803,955
Development properties:[9]		
Current balance	$	269,129
Unfunded commitments		467,890
Committed balances	$	737,019
Projected yield		7.7%
Projected NOI	$	56,750
Diluted Shares Outstanding		337,812

Notes:

(1) See page 23 for reconciliation.

(2) Includes $11,283,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet. Includes $727.5 million of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	116,978
Below/(above) market lease intangibles, net		56,371
Deferred taxes, net		14,009
Derivative liabilities		411
Straight-line rent receivable		(307,050)
In place lease intangibles, net		(40,625)
Other non-cash liabilities / (assets), net		(24,103)
Total non-cash liabilities/(assets), net	$	(184,009)

(6) Includes non-real estate loans and excludes development loans and projected loan payoffs.

(7) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(8) Represents expected proceeds from assets held for sale and unconsolidated life science investment (which does not qualify for held for sale under U.S. GAAP).

(9) See pages 13-14. Above also includes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income(1)

		1Q14	2Q14	3Q14	4Q14	1Q15
Revenues:						
Seniors housing triple-net						
Rental income	$	125,614 $	126,394 $	131,376 $	136,357 $	137,807
Interest income		3,815	4,091	4,333	6,263	8,059
Other income		102	306	96	52	694
Total revenues		129,531	130,791	135,805	142,672	146,560
Long-term/post-acute care						
Rental income		100,445	110,154	111,576	115,506	120,001
Interest income		3,525	3,508	2,924	2,616	6,639
Other income		35	13	878	1,466	3,118
Total revenues		104,005	113,675	115,378	119,588	129,758
Hospitals						
Rental income		10,853	10,497	6,410	2,788	5,203
Interest income		381	381	263	157	-
Other income		6	6	6	6	71
Total revenues		11,240	10,884	6,679	2,951	5,274
Seniors housing operating						
Resident fees and service		456,314	476,302	490,912	496,417	503,278
Interest income		-	11	1,054	1,054	1,031
Other income		51	1,260	319	1,532	1,014
Total revenues		456,365	477,573	492,285	499,003	505,323
Outpatient medical						
Rental income		97,809	98,869	102,477	108,984	112,648
Interest income		873	942	770	707	1,265
Other income		295	362	206	160	160
Total revenues		98,977	100,173	103,453	109,851	114,073
Life sciences						
Rental income		10,977	10,763	9,862	9,615	10,029
Non-segment/corporate						
Other income		15	76	106	479	22
Total						
Rental income		345,698	356,677	361,701	373,250	385,688
Resident fees and service		456,314	476,302	490,912	496,417	503,278
Interest income		8,594	8,933	9,344	10,797	16,994
Other income		504	2,023	1,611	3,695	5,079
Total revenues		**811,110**	**843,935**	**863,568**	**884,159**	**911,039**
Property operating expenses:						
Long-term/post-acute care(2)		151	120	3	-	-
Hospitals		91	327	38	-	-
Seniors housing operating		308,054	315,092	325,093	332,397	344,070
Outpatient medical		32,509	32,816	33,768	34,925	36,885
Life science		3,842	3,752	3,859	3,748	4,182
Total property operating expenses		**344,647**	**352,107**	**362,761**	**371,070**	**385,137**
Net operating income:						
Seniors housing triple-net		129,531	130,791	135,805	142,672	146,560
Long-term/post-acute care		103,854	113,555	115,375	119,588	129,758
Hospitals		11,149	10,557	6,641	2,951	5,274
Seniors housing operating		148,311	162,481	167,192	166,606	161,253
Outpatient medical		66,468	67,357	69,685	74,926	77,188
Life science		7,135	7,011	6,003	5,867	5,847
Non-segment/corporate		15	76	106	479	22
Net operating income	$	**466,463 $**	**491,828 $**	**500,807 $**	**513,089 $**	**525,902**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21. See pages 10, 11 and 12 for more information. During the quarter ended December 31, 2014, certain properties were reclassified from Hospitals to the newly named Long-Term/Post-Acute Care category which was previously called Skilled Nursing/Post-Acute. Accordingly, all periods have been restated to reflect the current classifications.

(2) Certain of the reclassified properties referenced in Note 1 had incurred property operating expenses in prior periods but all such properties have been sold as of December 31, 2014 and no such costs are expected to be incurred going forward.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended March 31, 2015		Three Months Ended March 31, 2015	
Net income	$	656,521	$	209,422
Interest expense[2]		481,321		121,080
Income tax expense (benefit)		(3,832)		(304)
Depreciation and amortization		799,641		188,829
Stock-based compensation		33,462		9,054
Loss (gain) on extinguishment of debt		25,108		15,401
EBITDA	**$**	**1,992,221**	**$**	**543,482**
Transaction costs		117,140		48,554
Loss/impairment (gain) on sales of properties, net		(208,147)		(54,625)
Loss / (gain) on derivatives		(59,922)		(58,427)
CEO transition costs[3]		10,465		-
Other expenses[4]		10,262		-
Additional other income[5]		(2,144)		(2,144)
Timing adjustments and sales/held for sale[6]		15,301		9,981
Adjustments		**(117,045)**		**(56,661)**
Adjusted EBITDA	**$**	**1,875,176**	**$**	**486,821**
Interest Coverage Ratios				
Interest expense[2]	$	481,321	$	121,080
Capitalized interest		7,931		2,387
Non-cash interest expense		(2,215)		(119)
Total interest	**$**	**487,037**	**$**	**123,348**
EBITDA	$	1,992,221	$	543,482
Interest coverage ratio[7]		**4.09x**		**4.41x**
Adjusted EBITDA	$	**1,875,176**	$	**486,821**
Adjusted Interest coverage ratio		**3.85x**		**3.95x**
Fixed Charge Coverage Ratios				
Total interest[2]	$	487,037	$	123,348
Secured debt principal amortization		62,455		15,630
Preferred dividends		65,408		16,352
Total fixed charges	**$**	**614,900**	**$**	**155,330**
EBITDA	$	1,992,221	$	543,482
Fixed charge coverage ratio[8]		**3.24x**		**3.50x**
Adjusted EBITDA	$	**1,875,176**	$	**486,821**
Adjusted Fixed charge coverage ratio		**3.05x**		**3.13x**
Net Debt to EBITDA Ratios				
Total debt			$	11,014,789
Less: cash and cash equivalents[9]				(221,766)
Net debt			**$**	**10,793,023**
EBITDA Annualized				2,173,928
Net debt to EBITDA ratio				**4.96x**
Adjusted EBITDA Annualized			$	1,947,284
Net debt to Adjusted EBITDA ratio				**5.54x**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23.
(2) Interest expense includes properties sold or classified as held for sale.
(3) Costs associated with CEO retirement and transition, including cash-based compensation and professional services.
(4) Costs incurred related to elimination of deferred tax liabilities in the UK and expiration of statute of limitations for unrecognized tax benefits in the US.
(5) Early termination fee on loan payoff.
(6) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 25.
(7) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.
(8) A comparable covenant in our primary unsecured credit facility is a minimum of 1.50 times for the twelve months ended.
(9) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total	Net debt %[7]
Book Capitalization				
Lines of credit	$	410,000	1.6%	
Long-term debt obligations[1]		10,604,789	40.9%	
Debt to consolidated book capitalization[2]		**11,014,789**	**42.5%**	**42.0%**
Total equity		14,917,945	57.5%	
Consolidated book capitalization	**$**	**25,932,734**	**100.0%**	
Joint venture debt, net[3]		400,819		
Total book capitalization	**$**	**26,333,553**		
Undepreciated Book Capitalization				
Lines of credit	$	410,000	1.4%	
Long-term debt obligations[1]		10,604,789	36.4%	
Debt to consolidated undepreciated book capitalization		**11,014,789**	**37.8%**	**37.3%**
Accumulated depreciation and amortization		3,186,424	11.0%	
Total equity		14,917,945	51.2%	
Consolidated undepreciated book capitalization	**$**	**29,119,158**	**100.0%**	
Joint venture debt, net[3]		400,819		
Total undepreciated book capitalization	**$**	**29,519,977**		
Enterprise Value				
Lines of credit	$	410,000	1.0%	
Long-term debt obligations[1]		10,604,789	26.8%	
Debt to consolidated enterprise value		**11,014,789**	**27.8%**	**27.4%**
Common shares outstanding		350,472		
Period end share price		$77.36		
Common equity market capitalization		**27,112,514**	**68.5%**	
Noncontrolling interests		455,070	1.1%	
Preferred stock		1,006,250	2.6%	
Consolidated enterprise value	**$**	**39,588,623**	**100.0%**	
Joint venture debt, net[3]		400,819		
Total enterprise value	**$**	**39,989,442**		
Secured Debt as % of Total Assets[4]				
Secured debt[1]	**$**	**3,010,971**	**11.3%**	
Total assets	$	26,629,395		
Total Debt as % of Total Assets[5]				
Total debt[1]	**$**	**11,014,789**	**41.4%**	
Total assets	$	26,629,395		
Unsecured Debt as % of Unencumbered Assets[6]				
Unsecured debt[1]	**$**	**7,928,196**	**36.4%**	
Unencumbered assets	$	21,758,248		

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured credit facility is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 19.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured credit facility is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured credit facility is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(7) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $221,766,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity[1]

Year	Seniors Housing Triple-net (Rental Income)	Long-Term / Post-Acute Care (Rental Income)	Hospitals (Rental Income)	Outpatient Medical (Rental Income)	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2015	$ -	$ -	$ -	$ 11,871	$ 803	$ -	$ 12,674	0.3%
2016	-	-	-	18,904	10,064	-	28,968	0.8%
2017	12,846	2,061	-	27,289	31,782	-	73,978	2.0%
2018	37,421	-	-	22,780	10,983	-	71,184	1.9%
2019	-	2,973	-	27,088	7,012	-	37,073	1.0%
2020	14,900	-	-	22,731	-	-	37,631	1.0%
2021	11,298	27,342	-	25,856	1,121	-	65,617	1.8%
2022	3,411	33,324	-	43,526	198	-	80,459	2.2%
2023	10,082	9,509	-	25,382	12,330	-	57,303	1.6%
2024	37,940	7,812	-	38,223	325	-	84,300	2.3%
Thereafter	446,640	401,312	31,034	73,064	9,350	2,160,591	3,121,991	85.0%
	$ 574,538	**$ 484,333**	**$ 31,034**	**$ 336,714**	**$ 83,968**	**$ 2,160,591**	**$ 3,671,178**	**100.0%**
Weighted Avg Maturity Years	12	13	25	7	5	n/a		

Debt Maturities and Principal Payments[2]

Year	Lines of Credit[3]	Senior Notes[4,5]	Pro Rata Secured Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2015	$ -	$ -	$ 325,589	$ 325,589	2.9%	4.4%
2016	-	700,000	518,388	1,218,388	10.7%	5.0%
2017	-	450,000	395,917	845,917	7.5%	4.7%
2018	-	450,000	452,799	902,799	8.0%	3.8%
2019	410,000	1,297,150	397,312	2,104,462	18.5%	2.9%
2020	-	450,000	140,859	590,859	5.2%	5.8%
2021	-	450,000	267,427	717,427	6.3%	5.0%
2022	-	600,000	165,482	765,482	6.7%	5.0%
2023	-	500,000	92,840	592,840	5.2%	4.1%
2024	-	400,000	84,580	484,580	4.3%	4.2%
Thereafter	-	2,270,771	532,284	2,803,055	24.7%	4.6%
Totals	**$ 410,000**	**$ 7,567,921**	**$ 3,373,477**	**$ 11,351,398**	**100%**	
Weighted Avg Interest Rate[7]	1.3%	4.4%	4.8%	4.4%		
Weighted Avg Maturity Years[8]	4.6	9.1	6.6	7.9		
% Floating Rate Debt	100.0%	9.2%	10.8%	13.0%		

Notes:

(1) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(2) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $2.0 billion. As of March 31, 2015, letters of credit in the aggregate amount of $65 million have been issued which reduces the available borrowing capacity. The primary unsecured credit facility matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(4) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $197 million USD at exchange rates on March 31, 2015). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR + 97.5 bps for USD and CDOR + 97.5 bps for CAD.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $817 million USD at exchange rates on March 31, 2015). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $743 million USD at exchange rates on March 31, 2015). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $76 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $71 million mature in April 2023 and $3 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 92.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) $61 million of convertible senior notes are puttable/callable on March 31, 2015. Weighted average maturities would be 9 years and 7.8 years for senior notes and consolidated debt, respectively, using the earlier date.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center. MSAs are designated for Top 99 US, Top 25 UK and Top 10 Canada.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, SS REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:		1Q14	2Q14	3Q14	4Q14	1Q15
Net operating income[1]	$	466,463 $	491,828 $	500,807 $	513,089 $	525,902
Reconciling items:						
Interest expense[2]		(120,956)	(121,099)	(118,435)	(120,707)	(121,080)
Depreciation and amortization		(233,318)	(214,449)	(200,970)	(195,393)	(188,829)
General and administrative expenses		(32,865)	(51,660)	(30,803)	(27,616)	(35,138)
Transaction costs		(952)	(7,040)	(13,554)	(47,991)	(48,554)
Gain (loss) on derivatives, net		-	(351)	(49)	1,895	58,427
Gain (loss) on extinguishment of debt, net		148	(531)	(2,692)	(6,484)	(15,401)
Other expenses		-	-	(10,262)	-	-
Income tax benefit (expense)		(2,260)	(1,569)	10,198	(5,101)	304
Non-operating expenses from unconsolidated entities & noncontrolling interests		(11,060)	(20,354)	(11,073)	(16,057)	(20,834)
Gain (loss) on sales of properties, net		-	13,079	29,604	110,839	56,845
Impairment of assets		-	-	-	-	(2,220)
Preferred dividends		(16,353)	(16,352)	(16,352)	(16,352)	(16,352)
Loss (income) attributable to noncontrolling interests		1,175	327	(164)	(1,486)	(2,271)
		(416,441)	(419,999)	(364,552)	(324,453)	(335,103)
Net income (loss) attributable to common stockholders	$	50,022 $	71,829 $	136,255 $	188,636 $	190,799

SHO REVPOR Reconciliation:		US	UK
Consolidated revenues	$	494,560 $	494,560
Unconsolidated revenues attributable to HCN[3]		39,324	39,324
Less revenues attributable to noncontrolling interests[4]		(28,561)	(28,561)
Total revenues at HCN pro rata ownership	$	505,323 $	505,323
Less revenues not included in REVPOR calculation		(1,981)	(1,981)
Adjustment for standardized GBP/USD rate of 1.5439		-	1,399
Less revenues not derived in country		(132,627)	(431,756)
Total local revenues	$	370,715 $	72,985
Average occupied units/month		18,729	2,673
REVPOR/month in USD	$	6,690 $	9,228
REVPOR/month in GBP[5]		£	5,977

Notes:
(1) See page 16.
(2) Includes amounts related to properties sold or classified as held for sale.
(3) Represents HCN's interest in joint venture properties where HCN is the minority partner.
(4) Represents minority partners' share in joint venture properties where HCN is the majority partner.
(5) Translated at GBP/USD rate of 1.5439.

(dollars in thousands at HCN pro rata ownership)

In-Place NOI Reconciliation

	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Hospitals	Seniors Housing Operating	Outpatient Medical	Life Science	Corporate / Other	Total
Current quarter:								
Revenues	$ 146,560	$ 129,758	$ 5,274	$ 505,323	$ 114,073	$ 10,029	$ 22	$ 911,039
Property operating expenses	-	-	-	344,070	36,885	4,182	-	385,137
Net operating income[1]	$ 146,560	$ 129,758	$ 5,274	$ 161,253	$ 77,188	$ 5,847	$ 22	$ 525,902
Adjust:								
Interest income	(8,059)	(6,639)	-	(1,031)	(1,265)	-	-	(16,994)
Other income	(694)	(3,118)	(71)	(1,014)	(160)	-	(22)	(5,079)
Sold / held for sale	(36)	(3,772)	(2,790)	-	(20)	(5,731)	-	(12,349)
Non-cash NOI	(8,010)	(16,525)	(797)	(378)	(2,123)	(116)	-	(27,949)
Timing adjustments[2]	3,261	258	3,828	8,954	327	-	-	16,628
In-Place NOI at HCN ownership %	$ 133,022	$ 99,962	$ 5,444	$ 167,784	$ 73,947	$ -	$ -	$ 480,159
Annualized In-Place NOI at HCN ownership %	$ 532,088	$ 399,848	$ 21,776	$ 671,136	$ 295,788	$ -	$ -	$ 1,920,636

SHO SSCNOI/Unit Reconciliation:

US

	2Q14	3Q14	4Q14	1Q15	TTM
Total HCN NOI[1]	$ 491,828	$ 500,807	$ 513,089	$ 525,902	$ 2,031,626
Less non SHO NOI	(329,347)	(333,615)	(346,483)	(364,649)	(1,374,094)
Total SHO NOI	$ 162,481	$ 167,192	$ 166,606	$ 161,253	$ 657,532
Adjustments[3]	(57,075)	(59,756)	(61,881)	(59,735)	(238,447)
Total local SSCNOI	$ 105,406	$ 107,436	$ 104,725	$ 101,518	$ 419,085
Average units in service	18,767	18,767	18,767	18,767	18,767
SSCNOI per unit in USD	$ 5,617	$ 5,725	$ 5,580	$ 5,409	$ 22,331

UK

	2Q14	3Q14	4Q14	1Q15	TTM
Total SHO NOI	$ 162,481	$ 167,192	$ 166,606	$ 161,253	$ 657,532
Adjustments[3]	(139,422)	(142,751)	(141,980)	(138,938)	(563,091)
Total local SSCNOI	$ 23,059	$ 24,441	$ 24,626	$ 22,315	$ 94,441
Average units in service	2,270	2,270	2,270	2,270	2,270
SSCNOI per unit in USD	$ 10,158	$ 10,767	$ 10,848	$ 9,830	$ 41,604
SSCNOI per unit in GBP[4]	£ 6,580	£ 6,974	£ 7,027	£ 6,367	£ 26,947

Notes:

(1) See pages 16 and 22.

(2) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(3) Represents NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI and normalizing adjustments for local country properties. See page 24 for descriptions of non-SSCNOI items.

(4) Translated at GBP/USD rate of 1.5439.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	1Q14	2Q14	3Q14	4Q14	1Q15
Seniors Housing Triple-net					
NOI	$ 129,531	$ 130,791	$ 135,805	$ 142,672	$ 146,560
Non-cash NOI on same store properties	(1,895)	(1,932)	(2,621)	(2,268)	(2,937)
NOI attributable to non-same store properties	(15,288)	(16,034)	(19,636)	(25,720)	(27,470)
SSCNOI	112,348	112,825	113,548	114,684	116,153
Long-Term/Post-Acute Care					
NOI	103,854	113,555	115,375	119,588	129,758
Non-cash NOI on same store properties	(7,239)	(13,548)	(13,892)	(14,105)	(15,461)
NOI attributable to non-same store properties	(11,002)	(12,128)	(13,527)	(17,353)	(26,038)
SSCNOI	85,613	87,879	87,956	88,130	88,259
Hospitals					
NOI	11,149	10,557	6,641	2,951	5,274
NOI attributable to non-same store properties	(11,149)	(10,557)	(6,641)	(2,951)	(5,274)
SSCNOI	-	-	-	-	-
Seniors Housing Operating					
NOI	148,311	162,481	167,192	166,606	161,253
Non-cash NOI on same store properties	263	264	247	246	245
NOI attributable to non-same store properties	(2,011)	(7,233)	(7,944)	(12,148)	(16,076)
NOI attributable to pre-HCN ownership[1]	223	277	252	91	-
Normalizing adjustments[2]	(4,854)	(4,962)	(4,382)	(2,624)	780
SSCNOI	141,932	150,827	155,365	152,171	146,202
Outpatient Medical					
NOI	66,468	67,357	69,685	74,926	77,188
Non-cash NOI on same store properties	(2,150)	(2,102)	(1,642)	(1,444)	(1,256)
NOI attributable to non-same store properties	(1,493)	(1,980)	(4,798)	(9,640)	(11,339)
SSCNOI	62,825	63,275	63,245	63,842	64,593
Life Science					
NOI	7,135	7,011	6,003	5,867	5,847
NOI attributable to non-same store properties	(7,135)	(7,011)	(6,003)	(5,867)	(5,847)
SSCNOI	-	-	-	-	-
Corporate					
NOI	15	76	106	479	22
NOI attributable to non-same store properties	(15)	(76)	(106)	(479)	(22)
SSCNOI	-	-	-	-	-
Total					
NOI	466,463	491,828	500,807	513,089	525,902
Non-cash NOI on same store properties	(11,021)	(17,318)	(17,908)	(17,571)	(19,409)
NOI attributable to non-same store properties	(48,093)	(55,019)	(58,655)	(74,158)	(92,066)
Same store cash NOI pre-HCN ownership	223	277	252	91	-
Normalizing Adjustments	(4,854)	(4,962)	(4,382)	(2,624)	780
SSCNOI	$ 402,718	$ 414,806	$ 420,114	$ 418,827	$ 415,207

Notes :

(1) Primarily includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 4Q14.

(2) Primarily includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.2506, and adjustments to translate UK properties at a GBP/USD rate of 1.5439.

(dollars in thousands, except REVPOR)

REVPOR Growth Reconciliation

	2Q13	2Q14	3Q13	3Q14	4Q13	4Q14	1Q14	1Q15	Avg.
US REVPOR:									
Consolidated SHO revenues[1]	$ 370,995	$ 468,914	$ 466,296	$ 483,791	$ 452,030	$ 488,546	$ 456,319	$ 494,561	
Pro rata adjustments[2]	26,275	8,659	(8,598)	8,494	(3,517)	10,457	46	10,762	
SHO pro rata revenues[3]	$ 397,270	$ 477,573	$ 457,698	$ 492,285	$ 448,513	$ 499,003	$ 456,365	$ 505,323	
Adjustments[4]	1,326	(61,200)	(19,998)	(25,696)	(218)	(26,686)	(16,477)	(48,686)	
SHO SS revenues[5]	398,596	416,373	437,700	466,589	448,295	472,317	439,888	456,637	
Less non-US SS revenues[6]	(86,772)	(93,311)	(128,560)	(137,533)	(131,937)	(139,190)	(116,953)	(119,567)	
US SHO revenues[7]	$ 311,824	$ 323,062	$ 309,140	$ 329,056	$ 316,358	$ 333,127	$ 322,935	$ 337,070	
Avg. occupied units/month[8]	16,182	16,494	16,395	16,665	16,563	16,820	16,732	16,857	
US SHO SS REVPOR[9]	$ 6,441	$ 6,547	$ 6,234	$ 6,528	$ 6,315	$ 6,548	$ 6,523	$ 6,758	
US REVPOR growth		1.6%		4.7%		3.7%		3.6%	3.4%
UK REVPOR:									
SHO SS revenues[5]	$ 398,596	$ 416,373	$ 437,700	$ 466,589	$ 448,295	$ 472,317	$ 439,888	$ 456,637	
Less non-UK SS revenues[6]	(341,748)	(353,920)	(379,291)	(402,506)	(387,799)	(408,059)	(380,655)	(396,693)	
UK SHO revenues[7]	$ 56,848	$ 62,453	$ 58,409	$ 64,083	$ 60,496	$ 64,258	$ 59,233	$ 59,944	
Avg. occupied units/month[8]	1,924	2,026	1,949	2,034	1,980	2,042	2,024	2,002	
UK SHO SS REVPOR[9]	$ 9,878	$ 10,302	$ 9,908	$ 10,414	$ 10,103	$ 10,406	$ 9,891	$ 10,119	
UK REVPOR growth		4.3%		5.1%		3.0%		2.3%	3.7%

SSCNOI Growth Reconciliation

	2Q13	2Q14	3Q13	3Q14	4Q13	4Q14	1Q14	1Q15	Avg.
US SSCNOI Growth:									
Consolidated NOI[1]	$ 400,575	$ 482,692	$ 441,790	$ 492,366	$ 454,529	$ 504,753	$ 460,376	$ 517,716	
Pro rata adjustments[2]	17,125	9,136	7,240	8,441	6,521	8,357	6,087	8,186	
Total pro rata NOI[10]	$ 417,700	$ 491,828	$ 449,030	$ 500,807	$ 461,050	$ 513,110	$ 466,463	$ 525,902	
Non SHO NOI[11]	(287,989)	(329,347)	(296,297)	(333,615)	(314,351)	(346,504)	(318,152)	(364,649)	
SHO pro rata NOI[3]	$ 129,711	$ 162,481	$ 152,733	$ 167,192	$ 146,699	$ 166,606	$ 148,311	$ 161,253	
Adjustments[4]	(1,301)	(24,120)	(3,784)	(6,942)	1,950	(9,460)	(6,379)	(15,051)	
SHO pro rata SSCNOI[5]	$ 128,410	$ 138,361	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	
Less non-US SSCNOI[6]	(31,375)	(34,370)	(50,798)	(54,410)	(49,283)	(53,777)	(45,398)	(44,684)	
US SHO SSCNOI[7]	$ 97,035	$ 103,991	$ 98,151	$ 105,840	$ 99,366	$ 103,369	$ 96,534	$ 101,518	
US SHO SSCNOI growth		7.2%		7.8%		4.0%		5.2%	6.0%
UK SSCNOI Growth:									
SHO pro rata SSCNOI[5]	$ 128,410	$ 138,361	$ 148,949	$ 160,250	$ 148,649	$ 157,146	$ 141,932	$ 146,202	
Less non-UK SSCNOI[6]	(107,319)	(114,464)	(126,181)	(134,922)	(126,280)	(131,626)	(118,761)	(123,887)	
UK SHO SSCNOI[7]	$ 21,091	$ 23,897	$ 22,768	$ 25,328	$ 22,369	$ 25,520	$ 23,171	$ 22,315	
UK SHO SSCNOI growth		13.3%		11.2%		14.1%		-3.7%	8.7%

Notes:

(1) Represents total consolidated revenues/NOI per U.S. GAAP which agree to or are derived from the relevant 10Q/K.
(2) Represents amounts attributable to joint venture partners, both majority and minority.
(3) Represents total SHO revenues/NOI at HCN pro rata ownership.
(4) Represents revenues/NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI and normalizing adjustments for local country properties. See page 24 for descriptions of non-SSCNOI items.
(5) Represents SS SHO revenues/CNOI at HCN pro rata ownership.
(6) Represents pro rata SS revenues/CNOI derived outside the referenced country.
(7) Represents pro rata SS revenues/CNOI derived solely from referenced country.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month related solely to the referenced country.
(10) Represents total NOI at HCN pro rata ownership.
(11) Represents NOI attributable to NNN and OM at HCN pro rata ownership.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 8, 2015 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

About Health Care REIT

HCN is a real estate investment trust that has been at the forefront of senior living and health care real estate since the company was founded in 1970. The company's portfolio spans the full spectrum of health care real estate, including senior living communities, inpatient and outpatient medical facilities and life science facilities.

HCN's investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. The company offers a variety of financing programs that can be tailored to meet the specific needs of each client. The company's capital programs, when combined with its comprehensive planning, development and property management services, make it a single-source solution for acquiring, planning, developing, managing, repositioning and monetizing real estate assets.

HCN is listed on the New York Stock Exchange and is a member of the S&P 500 Index. The company maintains conservative balance sheet management. This financial strength and commitment to creating shareholder value has allowed the company to declare 176 consecutive dividends. As of March 31, 2015, the company's broadly diversified portfolio consisted of 1,384 properties in 46 states, the United Kingdom and Canada. More information is available on the company's website at www.hcreit.com.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com